UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive Suite 300 Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2020, Collegium Pharmaceutical, Inc. (the “Company”) announced that it reached a settlement with Teva Pharmaceuticals USA, Inc. (“Teva”) resolving the patent litigation in the U.S. District Court for the District of Delaware. The Company brought this litigation in response to Teva’s filing of an Abbreviated New Drug Application, which sought approval to market a generic version of Xtampza ER prior to the expiration of the Company’s applicable patents.

Pursuant to the terms of the settlement, which is subject to review by the U.S. Federal Trade Commission and the U.S. Department of Justice, the Company will grant Teva a license to market its generic version of Xtampza ER in the United States beginning on or after September 2, 2033 (subject to U.S. Food and Drug Administration approval, and acceleration under certain circumstances). As a result of the settlement, Teva has agreed to a consent judgment confirming that its proposed generic products infringe upon the Company’s asserted patents and that those patents are valid and enforceable with respect to Teva’s proposed generic products. Additional details regarding the settlement are confidential.

The foregoing description of the settlement agreement and the license Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements, which, with confidential terms redacted, are filed as Exhibit 10.1 to this current report on Form 8-K.

Item 8.01	Other Information.

On September 30, 2020, the Company issued a press release announcing the settlement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Settlement Agreement, dated September 29, 2020, by and among Collegium Pharmaceutical, Inc. and Teva Pharmaceuticals USA, Inc.

99.1	Press Release dated September 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of the exhibits that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibits will be furnished to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2020	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer